                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-51625 333-86509, 333-50214 and 333-33192) and Form S-8
(Nos. 33-83064, 333-03889, 333-28151, 333-58907, 333-61738, 333-78523 and
333-48220) pertaining to Targeted Genetics Corporation's 1992 Restated Stock Option Plan, Stock Option Plan for Nonemployee Directors, 1999 Stock Option Plan and Genovo Roll-Over Stock Option Plan, of our report dated February 14, 2002, with respect to the consolidated financial statements of Targeted Genetics Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                           /s/ Ernst & Young LLP

Seattle, Washington
March 18, 2002